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                             CERTIFICATE OF FORMATION
                                       OF
                        ENBRIDGE ENERGY MANAGEMENT, L.L.C.

    This Certificate of Formation, dated May 14 2002, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

    1.   NAME. The name of the Company is "Enbridge Energy Management, L.L.C."

    2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 18-104 of the Act is:

         The Corporation Trust Center
         1209 Orange Street
         Wilmington, Delaware 19801

         The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

         The Corporation Trust Center
         1209 Orange Street
         Wilmington, Delaware 19801

    3. EFFECTIVE TIME. The effective time of the formation of the Company contemplated hereby is immediately upon the filing of this Certificate of Formation with the Secretary of State of Delaware.

    EXECUTED as of the date first written above.

                                       /s/ Mark Maki
                                       -------------------------------
                                       Mark Maki, Authorized Person




                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/14/2002
                                                          020307463 - 3509799